Exhibit 23.2


US Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form 10-KSB Annual Report, our letter dated April 17, 2007 relating to the financial statements of South Texas Oil Company as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006.


/s/ CAUSEY DEMGEN & MOORE, INC.
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CAUSEY DEMGEN & MOORE, INC.

April 17, 2007
Denver, Colorado